PRICE WATERHOUSE


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-88426)pertaining to the 1994 Stock Option Plan of GTECH Holdings Corporation of our report dated March 21, 1997, with respect to the consolidated financial statements of Camelot Group plc as of February 1, 1997 and February 3, 1996 and for the years ended February 1, 1997 and February 3, 1996 and for the period from April 1, 1994 through February 4, 1995, which report is included in this Annual Report on Form 10-K for the fiscal year ended February 22, 1997.


London, England
May 20, 1997                                      s/Price Waterhouse
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                                                    Price Waterhouse